UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2015

ConAgra Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7275	47-0248710
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One ConAgra Drive Omaha, NE		68102
(Address of Principal Executive Offices)		(Zip Code)

(402) 240-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 8, 2015, ConAgra Foods, Inc. (the “Company”) and JANA Partners LLC (“JANA”) entered into a Cooperation Agreement (the “Agreement”).

Pursuant to the Agreement, the Company has agreed that, subject to the conditions set forth therein, including the reasonably satisfactory completion of the Company’s customary background check, the board of directors of the Company (the “Board”) will appoint Bradley A. Alford and Timothy R. McLevish (the “JANA Designees”) to the Board effective upon the filing of the Company’s annual report on Form 10-K (which the Company agrees will be filed no later than July 22, 2015) or at such earlier time as the Board meets to consider an acquisition that the Company would be required to disclose under Item 1.01 of Form 8-K. The Company also agreed that, subject to the conditions set forth therein, the Board will nominate Messrs. Alford and McLevish for election to the Board at the Company’s 2015 annual meeting of stockholders.

Each of Mr. Alford and Mr. McLevish must, at all times while serving as a member of the Board, comply with all policies applicable to the Company’s non-employee directors, generally. In addition, each of Mr. Alford and Mr. McLevish will provide to the Company an irrevocable resignation letter from the Board that will be effective at such time as (1) JANA and its affiliates cease to collectively beneficially own a net long position of at least 3% of the Company’s common stock then outstanding or (2) JANA commits a material breach of the Agreement, which breach, if capable of being cured, is not cured within 15 days after receipt by JANA of written notice from the Company.

If either or both of Mr. Alford or Mr. McLevish resigns, refuses to or cannot serve (due to death or disability) during the Standstill Period (as defined below), or if the results of the background check noted above are not reasonably satisfactory, JANA may designate a replacement designee. Any replacement designee must, among other matters, (1) be independent of JANA and JANA’s affiliates, (2) be reasonably acceptable to the Company and (3) qualify as an independent director under 303A of the New York Stock Exchange’s Listed Company Manual.

JANA has agreed to various standstill provisions in the Agreement. For the duration of the Standstill Period (as defined below), JANA has agreed, among other things, that it will not:

1.	in any way participate in any “solicitation” of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of directors or approval of any stockholder proposals;

2.	acquire any ownership interest of 9.9% or more of the Company’s common stock outstanding at such time;

3.	sell securities of the Company to a third party that would result in such third party, together with its affiliates, owning more than 4.9% of the Company’s common stock outstanding at such time; or

4.	effect any tender or exchange offer, merger, consolidation, acquisition, recapitalization, reorganization, sale or acquisition of material assets or other extraordinary transaction involving the Company.

JANA has also agreed that, during the Standstill Period (as defined below), it will vote its shares in favor of the re-election of all directors who are members of the Board as of July 8, 2015. It will also vote its shares in accordance with the Board’s recommendations on all other matters, except with respect to proposals relating to (x) an extraordinary transaction, (y) the implementation of takeover defenses or (z) new or amended incentive compensation plans.

JANA and the Company have each agreed, subject to certain exceptions for statements of objective facts, that during the Standstill Period (as defined below), neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders the other party or affiliates thereof or any of its officers, directors or employees.

In addition, the Company has also agreed that until the end of the Standstill Period (as defined below), it will not increase the size of the Board, or fill any vacancies on the Board, if doing so would result in the Board having a number of members greater than the number of current directors who as July 8, 2015 would be eligible to be nominated for election at the 2015 Annual Meeting plus the JANA Designees.

The "Standstill Period" means the period commencing on July 8, 2015 and terminating on the date that is the earlier of a material breach by the Company of the Agreement and the "Standstill Date." The "Standstill Date" is the date that is 30 days prior to the expiration of the Company's advance notice period for the nomination of directors at the Company's 2016 annual meeting of stockholders. However, if the JANA Designees (or any other representative of JANA or any JANA affiliate) are included on the Board's nomination slate at the 2016 annual meeting of stockholders, and JANA and the JANA Designees agree to such inclusion, or they are included (and JANA and the JANA Designees agree to such inclusion) for any annual meeting of stockholders of the Company subsequent thereto (each, an "Applicable Meeting"), the Standstill Date becomes the date that is 30 days prior to the expiration of the Company's advance notice period for the nomination of directors at the annual meeting following the Applicable Meeting.

The Agreement terminates upon the expiration of the Standstill Period. The Company's obligations under the Agreement terminate earlier if JANA and its affiliates cease to collectively beneficially own a net long position of at least 3% of the Company's common stock then outstanding or JANA commits a material breach of the Agreement, which breach, if capable of being cured, is not cured within 15 days after receipt by JANA of written notice from the Company specifying the material breach.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On July 8, 2015, the Company and JANA issued a joint news release relating to the entry into the Cooperation Agreement. A copy of the joint news release is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

99.1	Cooperation Agreement, dated as of July 8, 2015, between JANA Partners LLC and ConAgra Foods, Inc.
99.2	Joint News Release of ConAgra Foods, Inc., dated July 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.
Date:	July 8, 2015	By:	/s/ Lyneth Rhoten
			Name:	Lyneth Rhoten
			Title:	Vice President, Securities Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cooperation Agreement, dated as of July 8, 2015, between JANA Partners LLC and ConAgra Foods, Inc.
99.2	Joint Press Release of ConAgra Foods, Inc., dated July 8, 2015.